EXHIBIT 10.3

                                  NON-RECOURSE
                                 PROMISSORY NOTE


U.S. $300,000                Chatsworth, California                 May 27, 2004


         FOR VALUE RECEIVED, the undersigned (hereinafter referred to as "Obligor"), jointly and severally, promise to pay to the order of GCH Capital Ltd., a California corporation (the "Holder"), the principal sum of three hundred thousand dollars and no cents (U.S. $300,000.00), without interest.

         A lump sum payment of all unpaid amounts of principal shall be made by Obligor on the date of an equity financing of Bikini Team International, Inc., a Utah corporation ("Public Corporation"), arranged by, or introduced by, the Holder of at least $300,000 ("Holder Financing").

         This Promissory Note ("Note") is secured by the proceeds from the Holder Financing ("Holder Financing Proceeds"). Anything herein to the contrary notwithstanding, in the event of any breach or default by Obligor of its obligations under this Promissory Note, Holder shall have recourse solely against the Holder Financing Proceeds, and in the event of any such breach or default by Obligor, the Holder shall not have any right to proceed against Obligor.

         If this Note is collected by or through an attorney at law as a result of a failure of Obligor to pay, when due hereunder, any payment of principal of or other amount due under this Note, Obligor shall pay all of Holder's reasonably incurred costs of collection including, but not limited to, Holder's reasonable attorneys' fees.

         Obligor waives presentment for payment, protest, notice of dishonor and protest. No waiver of any payment under this Note shall operate as a waiver of any other payment. No delay or failure of the Holder of this Note in the exercise of any rights or remedy provided for hereunder shall be deemed a waiver of any other right or remedy which the Holder may have.

         Any notice to or demand on the Obligor shall be by first class mail, addressed to Obligor at the address listed below or to such other address as may be designated in waiting by Obligor to the Holder.


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         This Note is made in and shall be governed by and construed according to the laws of the State of California.

                                       OBLIGOR

                                       HILL DEFENSE & AEROSPACE, LLC
                                       By: HILL INDUSTRIES, LLC, Managing Member


Date:  __________________              By:______________________________________
                                       Harry Lebovitz, Managing Member

                                       Address:
                                          19734 Dearborn Street
                                          Chatsworth, California 91311
                                          Attention: Managing Member

                                       LOGISTICAL SUPPORT, LLC

Date:  __________________              By: _____________________________________
                                       Bruce Littell, Manager and CEO

                                       Address:
                                          19734 Dearborn Street
                                          Chatsworth, California 91311
                                          Attention: President


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